Exhibit 10.2

SECOND AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

DATE:                                                           February 13, 2003

PARTIES:                                          Excelerate Technologies Holdings, LLC (“Excelerate”)
August Technology Corporation (“August Technology”)

RECITALS:

A.                                   August Technology is the holder of a Convertible Promissory Note issued by Excelerate dated May 6, 2002, in the principal amount of $500,000 (the “Note”).

B.                                     August Technology and Excelerate amended this note on October 29, 2002 (the “First Amendment”).

C.                                     August Technology and Excelerate wish to again amend the Note (the “Second Amendment”).  Amendments to the note include:

1.               Eliminate the maturity date of the Note

2.               Modify the aggregate proceeds from financing

3.               Modify the interest rate of the Note

4.               Add a prepayment provision

NOW, THEREFORE, August Technology and Excelerate agree as follows:

1.                                       Eliminate Maturity Date.

Sections 1.1, 1.2, 1.3 and 3.2 of the Note shall be deleted in order to eliminate any automatic conversion of the Note pursuant to Section 3.2.  All references in the Note to the “Maturity Date” shall be deleted, and the Note will only become due and payable upon either (i) the occurrence of a “Qualifying Preferred Share Financing” or (ii) an Event of Default under the Note.

2.                                       Modify Aggregate Proceeds from Financing

Section 1.7 of the Note is restated to read as follows:

1.7                                 “Qualifying Preferred Share Financing” shall mean the sale by Excelerate of a series of preferred shares of Excelerate after February 13, 2003, at the price determined during the time of Financing, in one or more closings with aggregate proceeds of at least $1.5 million, excluding the conversion of this Note.

3.                                       Modify Interest

Section 2.2 of the Note is restated to read as follows:

2.2                                 This Note shall bear interest on the outstanding Principal until paid in full at the following rates: (i) from May 6, 2002 to February 13, 2003 at the rate of eight percent (8%) per annum, simple interest, and (ii) thereafter at the Prime Rate (defined by the Federal Reserve Bank of New York), adjusted automatically on the first business day of each calendar quarter.

4.                                       Add Prepayment Provision

Section 2.3 of the Note is restated to read as follows:

2.3                                 Excelerate may prepay the Note in whole at any time by paying:

(a)          The outstanding Principal, and

(b)         All interest owed under Section 2.2 of the Note, and

(c)          A prepayment fee of seven and one half percent (7.5%) on the combined outstanding Principal and interest.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to the Convertible Promissory Note as of the date written above.

Excelerate Technologies Holdings, LLC		August Technology Corporation

By:	/s/ Baljit Singh	By:	/s/ John M. Vasuta
	Name: Baljit Singh		Name: John M. Vasuta
	Title: President & CEO		Title: VP & General Counsel